As filed with the Securities and Exchange Commission on November 3, 2022

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ePlus inc.

(Exact name of Registrant as specified in its charter)

Delaware	54-1817218
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive Herndon, Virginia	20171-3413
(Address of Principal Executive Offices)	(Zip Code)

2022 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Mark P. Marron
President and Chief Executive Officer
ePlus inc.
13595 Dulles Technology Drive
Herndon, Virginia 20171-3413
(703) 984-8400
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Abby E. Brown, Esq.
Squire Patton Boggs (US) LLP
2550 M Street, Northwest
Washington, DC 20037
(202) 457-6000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be delivered to employees of ePlus inc. (the “Registrant”) eligible to participate in the ePlus inc. 2022 Employee Stock Purchase Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions of Part I of Form S-8, such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents which have been filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the Commission on May 26, 2022;

(b)	The Registrant’s Proxy Statement for its 2022 Annual Meeting of Shareholders (Schedule 14A), filed with the Commission on July 25, 2022;

(c)
All other reports filed by the Registrant pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since March 31, 2022, including specifically, but not limited to the Registrant’s:

(i)	Quarterly Reports on Form 10-Q for the quarters ended June 30, 2022 and September 30, 2022, filed with the Commission on August 4, 2022 and November 3, 2022, respectively; and

(ii)	Current Reports on Form 8-K filed with the Commission on June 8, 2022 (Item 5.02), September 20, 2022 (Items 5.02, 5.07 and 9.01) and October 17, 2022 (Items 5.02 and 9.01).

(d)	The description of the Common Stock, which is filed as Exhibit 4.2 to the Form 10-K, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents and reports and any future filings made by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, and any other document or information deemed to have been furnished and not filed in accordance with Commission rules are not incorporated by reference.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s officers and directors are and will be indemnified against certain liabilities under Delaware law, the Amended and Restated Certificate of Incorporation of the Registrant (the “Certificate of Incorporation”), and the Amended and Restated Bylaws of the Registrant (the “Bylaws”). The Certificate of Incorporation requires the Company to indemnify its directors and officers in the manner and to the fullest extent permitted from time to time by the Delaware General Corporation Law (the “DGCL”). The Bylaws contain provisions which implement the indemnification provisions of the Certificate of Incorporation.

Article Seventh of the Registrant’s Certificate of Incorporation provides: “No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.”

Article Eighth of the Registrant’s Certificate of Incorporation provides: “The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware General Corporation Law (and in the case of any amendment thereto, to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan.  The corporation may, to the fullest extent permitted by the Delaware General Corporation Law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person.  To the fullest extent permitted by the Delaware General Corporation Law, the indemnification provided herein may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified.  The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the Delaware General Corporation Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, the Corporation’s Bylaws, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.  The Corporation may, but only to the extent that the Board of Directors may (but shall not be obligated to) authorize from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article Eighth as they apply to the indemnification and advancement of expenses of directors and officers of the Corporation.”

The Registrant has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that the Registrant will indemnify the director or officer against any expenses or liabilities incurred in connection with any proceeding in which the director or officer may be involved as a party or otherwise, by reason of the fact that the director or officer is or was a director or officer of the Registrant or by any reason of any action taken by or omitted to be taken by the director or officer while acting as an officer or director of the Registrant. However, the Registrant is only obligated to provide indemnification under the indemnification agreements if: (i) the director or officer was acting in good faith and in a manner the director or officer reasonably believed to be in the best interests of the Registrant, and, with respect to any criminal action, the director or officer had no reasonable cause to believe the director’s or officer’s conduct was unlawful; (ii) the claim was not made to recover profits by the director or officer in violation of Section 16(b) of the Exchange Act or any successor statute or state law; (iii) the claim was not initiated by the director or officer; (iv) the claim was not covered by applicable insurance; or (v) the claim was not for an act or omission of a director of the Registrant from which a director may not be relieved of liability under the DGCL. Each director and officer has undertaken to repay the Registrant for any costs or expenses paid by the Registrant if it is ultimately determined that the director or officer is not entitled to indemnification under the indemnification agreements.

The Registrant also maintains a general liability insurance policy, which will cover certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description of Document
4.1	Amended and Restated Certificate of Incorporation of ePlus inc. (Incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q for the period ended December 31, 2021)

4.2	Amended and Restated Bylaws of ePlus inc. as of March 2, 2022 (Incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K for the period ended March 31, 2022)

5.1	Opinion of Squire Patton Boggs (US) LLP *

10.1	2022 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on September 20, 2022)

23.1	Consent of Squire Patton Boggs (US) LLP (Contained in the opinion filed as Exhibit 5.1 to this Registration Statement) *

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm *

24.1	Power of Attorney (Included on the signature page to this Registration Statement)

107	Filing Fee Table *

*Filed herewith.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, Commonwealth of Virginia, on the 3rd day of November, 2022.

EPLUS INC.

/s/ Mark P. Marron
Mark P. Marron
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Mark P. Marron and Elaine D. Marion and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Mark P. Marron	President and CEO	November 3, 2022
Mark P. Marron	(Principal Executive Officer)

/s/ Elaine D. Marion	Chief Financial Officer	November 3, 2022
Elaine D. Marion	(Principal Financial and Accounting Officer)

/s/ C. Thomas Faulders, III	Chairman	November 1, 2022
C. Thomas Faulders, III

/s/ Bruce M. Bowen	Director	November 1, 2022
Bruce M. Bowen

/s/ John E. Callies	Director	November 1, 2022
John E. Callies

/s/ Maureen F. Morrison	Director	November 1, 2022
Maureen F. Morrison

/s/ Ben Xiang	Director	November 1, 2022
Ben Xiang

/s/ Ira A. Hunt, III	Director	November 1, 2022
Ira A. Hunt, III

/s/ Renée Bergeron	Director	November 2, 2022
Renée Bergeron

/s/ Eric D. Hovde	Director	November 2, 2022
Eric D. Hovde